UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             March 12, 2003

LABOR READY, INC.

(Exact name of Registrant as specified in its charter)

Washington	91-1287341
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1015 A Street Tacoma, Washington 98402
(Address of principal executive offices, including zip code)

(253) 383-9101
(Registrant’s telephone number, including area code)

ITEM 8.          CHANGE IN FISCAL YEAR

On March 12, 2003, the Board of Directors of Labor Ready, Inc. (the “Company”) approved a change in the Company’s current fiscal year end from December 31 to a 52/53-week fiscal year ending on the Friday closest to December 31.  This change will be effective for fiscal year 2003, which will end on January 2, 2004.  The Company’s first fiscal quarter in 2003 will end on March 28, 2003; thereafter each quarter will consist of a 13-week period ending on a Friday.  In fiscal years consisting of 53 weeks, the final quarter will consist of 14 weeks.  There will be no transition period for such change in fiscal year end.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2003

LABOR READY, INC.

By:	/s/ Joseph P. Sambataro, Jr.
Chief Executive Officer